                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):     June 28, 1999



                           AGATE TECHNOLOGIES, INC.
              (Exact name of registrant as specified in charter)


      Delaware                   333-5278-NY           94-3334052
  (State or other                (Commission         (IRS Employer
   jurisdiction                  File Number)      Identification No.)
 of incorporation)

                           46783 Lakeview Boulevard
                          Fremont, California  94538
                   (Address of principal executive offices)


    Registrant's telephone number, including area code      (510) 492-5430

ITEM 1.  Changes In Control of Registrant

The transactions described in the Current Report on Form 8-K of ARCA Corp. filed June 10, 1999 have occurred. As a result, former shareholders of Agate Technologies, Inc., a California corporation ("Agate-California"), were issued shares in ARCA Corp., a New Jersey Corporation ("ARCA"), on June 29, 1999. On June 30, 1999, ARCA was merged into Agate Technologies, Inc., a Delaware corporation, which was the survivor and is referred to in this Current Report as Registrant.

On June 17, 1999, ARCA issued 500,000 common shares to Bresner Partners, Ltd. in exchange for finders and other services rendered in connection with the Agate-California transaction. These shares were issued in a private placement and were valued at $250,000 in the aggregate. This gave Bresner Partners, Ltd. a one-third interest in ARCA as there had previously been 1,000,000 shares outstanding. The other major shareholders of ARCA were Stephen M. Robinson, an ARCA director through June 29, 1999, who beneficially owned 319,370 common shares, and Harry J. Santoro, an ARCA director through June 29, 1999, who beneficially owned 213,140 common shares.

On June 29, 1999, ARCA issued common and preferred shares to shareholders of Agate-California, who contributed their Agate-California shares to ARCA. There were 1,825,000 ARCA Series A Preferred shares, convertible into 2,737,500 ARCA common shares, issued in exchange for 1,825,000 Agate-California Series A preferred shares. There were 11,432,008 ARCA common shares issued in exchange for 7,621,336 common shares of Agate-California. As all Agate-California shareholders contributed their Agate-California shares of ARCA, Agate-California became a wholly owned subsidiary of ARCA. In addition, ARCA assumed 1,021,000 options to purchase Agate-California common stock which therefore became options to purchase 1,531,500 common shares of ARCA.

The table below shows the beneficial ownership in Registrant held by certain persons who were former shareholders of Agate-California and who acquired stock ownership in Registrant in the transaction described above:

Shareholder Name                         Beneficial Ownership
------------------                      ---------------------
                                Number of Shares     Percentage (1)
                              ---------------------  --------------
Francis Khoo (5)                1,026,563(2,4)            6.2
Shirley Ooi (6)                   746,876(3,4)            4.5
Vincent Ooi (7)                   637,500  (4)            3.9
Pacific Rim (8)                 6,750,000                40.9

Footnotes:
----------

1. These percentages were calculated using a share base of 16,505,443 shares which includes 835,939 shares issuable upon options which held by the persons listed in the table which are exercisable within 60 days. The share base also includes the 2,737,500 common shares issuable upon conversion of Series A Preferred Stock which is convertible within 60 days. If one were to exclude the Series A Preferred Stock, which is non-voting, one would multiply the ownership percentages by approximately 1.2.

2. Includes 501,563 shares purchasable upon exercise of options that are exercisable within 60 days and excludes 173,437 shares purchasable upon exercise of options that are not exercisable within 60 days.

3. Includes 334,376 shares purchasable upon exercise of options that are exercisable within 60 days and excludes 115,624 shares purchasable upon exercise of options that are not exercisable within 60 days.

4. Excludes any attribution of beneficial ownership of shares of Registrant owned by Pacific Rim.

5. Mr. Khoo is a member of the board of directors of Registrant and holds the office of Chairman of the Board and CEO of Registrant.

6. Ms. Ooi is a member of the board of directors of Registrant and holds the office of Chief Financial Officer of Registrant. Ms. Ooi and Mr. Ooi are sister and brother.

7. Mr. Ooi is the President and Chief Technical Officer of Registrant. Mr. Ooi and Ms. Ooi are brother and sister.

8. The only asset of Pacific Rim Trading Co., Ltd., a British Virgin Island corporation ("Pacific Rim"), is the 6,750,000 common shares of Registrant that it owns. Pacific Rim shareholders include Mr. Khoo (21.6%), Ms. Ooi (21.6%), and Mr. Ooi (7.3%). Mr. Khoo and Ms. Ooi currently comprise the board of directors of Pacific Rim.

To the knowledge of Registrant, there is no agreement, arrangement, or understanding among any of the persons listed in the table above with respect to the election of directors or otherwise with respect to their shareholdings in Registrant.

Item 2.  Acquisition or Disposition of Assets

As described in the Current Reports on Forms 8-K filed June 10, 1999, and June 16, 1999, ARCA formed a wholly-owned subsidiary named Apta Holdings, Inc., a Delaware corporation ("Apta"), into which ARCA transferred all of its assets and liabilities. ARCA owned all 1,000,000 outstanding shares of Apta. ARCA then declared a dividend to all shareholders of record on June 28, 1999, of its shares in Apta. As shareholder Bresner Partners, Ltd. had agreed not to participate in such dividend as part of its subscription for ARCA's shares, there were 1,000,000 outstanding ARCA shares on June 28, 1999, so each ARCA shareholder received one share of Apta for every ARCA share owned. The main assets of ARCA which were transferred to Apta consisted of (1) the stock in a corporation whose primary assets consisted of a 4.5% general partner interest and a 75.5% limited partner interest in a limited partnership which owned an apartment building in Pennsylvania and (2) the stock in a corporation whose business was consumer finance and whose assets primarily consisted of cash and notes receivable aggregating approximately $100,000.

On June 29, 1999, ARCA then acquired all of the outstanding stock in Agate-California through the issuance of 1,825,000 ARCA Series A Preferred shares and 11,432,008 ARCA common shares. Information regarding Agate-California's business and selected financial information concerning Agate-California, including its unaudited balance sheet as of March 31, 1999, is contained in the Information Statement which was filed as Exhibit I to Exhibit 10.19 to ARCA's Current Report on Form 8-K filed on June 10, 1999, which is hereby incorporated by reference. The persons described in Item 1 above owned the majority of Agate-California's stock. Agate-California is a technology company focused on the design, development, and marketing of its proprietary integrated software technology and other products promoting ease of use, data availability, mobility, and security in home and corporate personal computer environments. Agate-California's major asset is this ongoing business. Agate-California's unaudited March 31, 1999, balance sheet showed approximately $3.0 million of assets, approximately $2.2 million of which were cash, cash equivalents, and restricted cash.

It is anticipated that for financial accounting purposes the transaction between ARCA and Agate-California will be considered to be an acquisition of ARCA by Agate-California (i.e. a reverse acquisition) and will be accounted for using the purchase method of accounting.

Item 4.   Changes in Registrant's Certifying Accountant

Registrant has chosen to have the independent accountant of Agate-California (Ernst & Young) rather than the independent accountant of ARCA (Haefele, Flanagan & Co., P.C.) continue as Registrant's accountant since Registrant's business in the future will consist of the business of Agate-California and not ARCA. Registrant's board of directors approved this decision on June 30, 1999.

The audit reports of Agate-California for the 1996 and 1997 fiscal years were unqualified but had a development stage enterprise footnote. The audit report of Agate-California for the 1998 fiscal year is not yet available. The audit reports of ARCA for fiscal 1997 and 1998 were unqualified.

During their last two fiscal years, neither Agate-California, nor to the best of Registrant's knowledge ARCA, have had any disagreement with their accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of their accountants, would have caused such accountant to make reference to the subject matter of the disagreement in connection with its report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

As of the date of filing this Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this item 7(a). The financial statements required by this item 7(a), shall be filed by amendment to this Form 8-K not later than seventy-five (75) days after June 4, 1999, which is the date of the transaction triggering the initial current report on Form 8-K filed on June 10, 1999, describing the transaction in question.

(b)   Pro Forma Financial Information


As of the date of filing this Report on Form 8-K, Registrant believes that it is not required to provide the pro forma financial information required by this item 7(b). In the event that the Company determines that it is required to provide the financial statements required by this item 7(b), such financial statements shall be filed by amendment to this Form 8-K not later than seventy-five (75) days after June 4, 1999, which is the date of the transaction triggering the initial current report on Form 8-K filed on June 10, 1999, describing the transaction in question.

(c)   Exhibits

16. Letter re Change in Certifying Accountant: Letter from Haefele, Flanagan & Co., P.C., dated June 29, 1999, is attached as Exhibit 16 to this Current Report on Form 8-K.

ITEM 8.  CHANGE IN FISCAL YEAR

On June 17, 1999, Registrant elected to have an April 1-March 31 fiscal year which differs from the calendar year fiscal years used by both Agate-California and ARCA.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            AGATE TECHNOLOGIES, INC.

                                            /s/ Francis CS Khoo
DATED: July 8, 1999
                                            By: Francis CS Khoo
                                                Chairman of the Board and CEO